UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

As disclosed elsewhere in this Current Report under Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, on June 19, 2008 we granted to our Chief Executive Officer an option to purchase up to 3,000,000 shares of our common stock, $.001 par value (“Common Stock”), at an exercise price of $0.40 per share.

The option grant and the issuance of the underlying shares of Common Stock upon exercise thereof are exempt from the registration requirements of the Securities Act under Section 4(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Option Award to Chief Executive Officer:

On June 19, 2008 (the “Grant Date”), we granted to our Chief Executive Officer, Thomas R. Kaetzer, an option to purchase up to 3,000,000 shares of our Common Stock (the “Option Award”), exercisable at $0.40 per share (the closing price of our Common Stock on the OTC Bulletin Board on the Grant Date). The Option Award was granted upon the recommendation of our board of directors (by vote of its non-employee members) in recognition of Mr. Kaetzer’s performance and achievement to date.

The foregoing Option Award is in addition to any remuneration which Mr. Kaetzer is entitled to, or eligible for, under his existing employment arrangement with our Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
	Name:	Patrick H. McGarey
	Title:	Chief Financial Officer

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